Exhibit 99.1

Board of Directors,

Effective today, August 6, 2010, I am notifying you that I am retiring from The First, A National Banking Association. The timing is good as our bank has survived and thrived through the most trying economic times in my 33 years in banking. I am also retiring from both the Holding Company and Bank Board of Directors. I remain an active shareholder and look forward to serving as Director Emeritus. I want to thank you for allowing me these opportunities over the last rewarding 15 years.

Sincerely,

/s/ David E. Johnson

David E. Johnson